Exhibit 5.1

1221 PEACHTREE STREET, N.E.  •  SUITE 400  •  ATLANTA, GEORGIA  30361
 TELEPHONE: +1.404.521.3939 • JONESDAY.COM

October 23, 2025

Innventure, Inc.
6900 Tavistock Lakes Blvd.
Suite 400
Orlando, Florida 32827

Re:	Registration on Form S-1 of up to 24,250,470 Shares of Common Stock of Innventure, Inc.

Ladies and Gentlemen:

We have acted as counsel for Innventure, Inc., a Delaware corporation (the “Company”), in connection with the registration for resale from time to time by certain of the Company’s security holders of up to 24,250,470 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which consists of (i) up to 12,000,000 shares of Common Stock that may be issued upon conversion of convertible debentures (the “Convertible Debentures” and such shares of Common Stock, the “Conversion Shares”) issued and issuable to YA II PN, Ltd., a Cayman Islands exempted company (“Yorkville”) pursuant to the securities purchase agreement, dated September 15, 2025 (the “September Securities Purchase Agreement”), and the securities purchase agreement, dated March 25, 2025 (the “March Securities Purchase Agreement” and, together with the September Securities Purchase Agreement, the “Purchase Agreements”), each entered into with Yorkville; (ii) up to 9,000,000 shares of Common Stock that the Company may issue and sell to Yorkville from time to time, subject to certain limitation and conditions, pursuant to the Standby Equity Purchase Agreement (the “SEPA”), dated October 24, 2023, between the Company and Yorkville (the “SEPA Shares”); and (iii) 3,250,470 shares of Common Stock issued and issuable pursuant to the terms of those certain subscription agreements, dated as of October 3, 2025, entered into with certain subscribers (the “Subscribers”), consisting of (a) 1,625,235 shares of Common Stock issued to the Subscribers (the “PIPE Shares”) and (b) 1,625,235 shares that may be issued upon exercise of warrants (the “Series A Warrants”) to purchase Common Stock held by the Subscribers (the “PIPE Warrant Shares” and, together with the Conversion Shares, the SEPA Shares, and the PIPE Shares, the “Shares”), in each case as contemplated by the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the “Securities Act”) and to which this opinion has been filed as an exhibit.  The Shares may be offered and sold from time to time pursuant to Rule 415 under the Securities Act.

AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS DETROIT • DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID MELBOURNE • MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH SAN DIEGO • SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

Innventure, Inc. October 23, 2025 Page 2

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions.  Based on the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.
The Conversion Shares, when issued upon the conversion of the Convertible Debentures pursuant to the terms and conditions of the Convertible Debentures and the Purchase Agreements, will be validly issued, fully paid and nonassessable.

2.
The SEPA Shares, when issued or sold pursuant to the terms and conditions of the SEPA, will be validly issued, fully paid and nonassessable.

3.
The PIPE Shares are validly issued, fully paid and nonassessable.

4.
The PIPE Warrant Shares, when issued upon the exercise of the Series A Warrants pursuant to the terms and conditions of the Series A Warrants, will be validly issued, fully paid and nonassessable.

With regard to our opinions above, we have assumed that the resolutions authorizing the Company to issue and deliver the Conversion Shares, the SEPA Shares, the PIPE Shares, and the PIPE Warrant Shares, as the case may be, will remain in full force and effect at all times at which such Shares are issued and delivered by the Company, and the Company will take no action inconsistent with such resolutions.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.  The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Jones Day